Exhibit 3.2
PACIFIC OFFICE PROPERTIES TRUST, INC.

ARTICLES SUPPLEMENTARY

Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Section 6.2 of Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) reclassified and designated 199,900 authorized but unissued shares (the “Shares”) of Class B Common Stock, $.0001 par value per share, of the Corporation as authorized but unissued shares of Common Stock, $.0001 par value per share, of the Corporation (the “Common Stock”).

SECOND:  A description of the Common Stock is contained in Section 6.2 of Article VI of the Charter.

THIRD:  The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH:  The undersigned Chairman of the Board acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Corporate Secretary, on this 20th day of November, 2009.

ATTEST:                                                                                     PACIFIC OFFICE PROPERTIES TRUST,
        INC.

/s/ Tamara Edwards                                           By:  /s/ Jay H. Shidler___________
Name:  Tamara Edwards                                                                                   Name:  Jay H. Shidler
Title:  Corporate Secretary                                                                               Title:  Chairman of the Board